UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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SCIO DIAMOND TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 30, 2015

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of stockholders on December 2, 2015.  The meeting will be held at 4:00 p.m., Eastern time, at the Global Trade Park, 200 Fairforest Way, in Greenville, South Carolina.

This year you will be asked to vote on the following proposals:

1.	To elect seven directors to the Board of Directors to serve for a one-year term expiring at the 2016 annual stockholder meeting;

2.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accountant for the fiscal year ending March 31, 2016;

3.	To approve, on an advisory basis, of the compensation of our named executive officers; and

4.	To approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation.

The Board of Directors recommends a vote FOR proposals 1, 2, and 3, and a vote of “every year” for proposal 4.  These proposals are described in the attached Proxy Statement, which you are encouraged to read fully.  We will also consider any additional business that may be properly brought before the Annual Meeting.

The Board of Directors has fixed October 16, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.  Only holders of record of shares of common stock of Scio Diamond Technology Corporation at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.  At the close of business on the record date, Scio Diamond Technology Corporation had 63,844,291 shares of common stock outstanding and entitled to vote.

Your vote is important and it is important that your shares be represented at the annual meeting.  To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please vote by proxy using the Internet or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided.

Stockholders of record who attend the annual meeting may revoke their proxies and vote in person at the annual meeting, if they wish to do so.  We appreciate your continued support.

Sincerely,

Bernard M. McPheely
Chairman of the Board of Directors

SCIO DIAMOND TECHNOLOGY CORPORATION

411 University Ridge, Suite D

Greenville, SC 29601

Notice of Annual Meeting of Stockholders

Dear Fellow Stockholder:

We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Scio Diamond Technology Corporation. At the meeting, we will review our performance and answer your questions. We look forward to discussing both our accomplishments and our future plans with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting at 4:00 p.m., Eastern time, on December 2, 2015, at the Global Trade Park, 200 Fairforest Way, in Greenville, SC for the following purposes:

1.	To elect seven directors to the Board of Directors to serve for a one-year term expiring at the 2016 annual stockholder meeting;

2.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accountant for the fiscal year ending March 31, 2016;

3.	To approve, on an advisory basis, of the compensation of our named executive officers; and

4.	To approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation.

Stockholders owning our common stock at the close of business on October 16, 2015 are entitled to attend and vote at the annual meeting. A complete list of these stockholders will be available at the Company’s offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

Gerald McGuire
Chief Executive Officer

PLEASE NOTE:

Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using your proxy card, to vote by one of the following methods: (1) over the Internet, by accessing the website address www.cesvote.com; (2) by telephone, by calling the toll-free telephone number 1 (888) 693-8683; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

i

SCIO DIAMOND TECHNOLOGY CORPORATION

Principal Executive Office: 411 University Ridge, Suite D

Greenville, SC 29601

Proxy Statement for Annual Meeting of Stockholders

to be Held on December 2, 2015

We are furnishing this Proxy Statement to stockholders (“Stockholders”) of record of Scio Diamond Technology Corporation (“Scio” or the “Company”) in connection with the solicitation of proxies for use at the 2015 annual meeting of stockholders to be held at the Global Trade Park, 200 Fairforest Way, Greenville, SC 29607, on Wednesday, December 2, 2015, at 4:00 p.m. Eastern time, and at any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card, and an Annual Report to Stockholders for the fiscal year ended March 31, 2015 (the “Annual Report”) containing financial statements and other information of interest to Stockholders are expected to be first mailed to Stockholders on or about October 30, 2015.

At the Annual Meeting, the Stockholders will be asked to:

1.	Elect seven directors to the Board of Directors (the “Board”) to serve for a one-year term expiring at the 2016 annual meeting of the Stockholders;

2.	Ratify the appointment of Cherry Bekaert LLP as our independent registered public accountant for the fiscal year ending March 31, 2016;

3.	Approve, on an advisory basis, of the compensation of our named executive officers; and

4.	Approve, on an advisory basis, of the frequency of holding a future advisory vote on executive compensation.

Recommendations of Our Board of Directors

Our Board recommends that you vote your shares as follows:

FOR the election of our seven director nominees to the Board to serve for a one-year term expiring at the 2016 annual meeting of the Stockholders;

FOR the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accountant for the fiscal year ending March 31, 2016.

FOR the approval, on an advisory basis, of the compensation of our named executive officers;

FOR the approval, on an advisory basis, of the option of “every year” for holding a future advisory vote on executive compensation.

Throughout this Proxy Statement, “Fiscal 2014,” “Fiscal 2015” and “Fiscal 2016” represent the fiscal years ended March 31, 2014, March 31, 2015 and March 31, 2016, respectively.

Persons Making the Solicitation

We, on behalf of the Board, are soliciting proxies in connection with the Annual Meeting. The Company will bear the costs of the solicitation. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers, and employees in person or by telephone, e-mail or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to Stockholders.

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VOTING INFORMATION

Stockholders of record of the Company’s common stock, par value $.001 per share (“Common Stock”), at the close of business on October 16, 2015 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On the Record Date, 63,844,291 shares of Common Stock were outstanding and entitled to vote. Each outstanding share of Common Stock entitles the holder thereof to one vote on each matter submitted to the Stockholders for a vote. Pursuant to the Company’s Bylaws two Stockholders must be represented at the meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Annual Meeting to be held.

Some of our Stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the Stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the Stockholder of record, you may not vote those shares in person at the meeting unless you obtain a signed proxy from the Stockholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (described below), will be included in determining the number of votes present or represented at the Annual Meeting.

Vote Required

Assuming that a quorum is present:

•	With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

•	With respect to Proposal Nos. 2 and 3 each proposal will be approved if the number of shares of Common Stock voted in favor of the respective matter exceed the number of shares of Common Stock voted against that matter. If a Stockholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the amendment and restatement of the Company’s Bylaws, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accountant for Fiscal 2016. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and, assuming a quorum is present, the failure to return a signed proxy, have no impact on Proposal Nos. 2 and 3. With respect to Proposal No. 3, the vote on the compensation of our named executive officers is advisory and non-binding.

•	With respect to Proposal No. 4, the vote on the frequency of holding a future advisory vote on executive compensation is advisory and non-binding; if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Stockholders. Shares represented by proxies that are marked “ABSTAIN” and shares which are not voted, including broker non-votes, will be excluded entirely from the vote and will have no effect on the outcome of this vote because the Stockholders’ recommendation with respect to Proposal No. 4 is determined by a plurality vote.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proposals that brokers do not vote on are referred to as “broker non-votes.” A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a Stockholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

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Voting Procedures

Ensure that your shares can be voted at the Annual Meeting by submitting your Proxy Card, or contacting your broker, bank, or other nominee.

Voting By Mail. If you are a beneficial owner, you may vote by mail by signing and dating your Proxy Card or voting instruction card provided by your broker, bank, or other nominee and mailing it in the postage-prepaid envelope provided. If you provide specific voting instructions, your shares will be voted as you instruct.

Voting Via Internet or Telephone. If your shares are registered in your name, you may vote by internet by going to www.cesvote.com and following the prompts to vote your shares. You may vote your shares by touch-tone telphone by calling 1 (888) 693-8683 and folowing the voting instrutions. You will need your proxy card available to vote via the internet or telephone.

If your shares are held in the name of a bank, broker, or other nominee, please follow the instructions on the voting instruction form furnished by such bank, broker, or other nominee in order to vote your shares. Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder prior to the meeting and bring the proxy to the meeting.

If your shares are registered in your name, submit your proxy as soon as possible by signing, dating, and returning the Proxy Card, so that your shares can be voted at the Annual Meeting.

Revocability of Proxy

A proxy may be revoked by a Stockholder prior to voting at the Annual Meeting by written notice to the Corporate Secretary of the Company at Scio Diamond Technology Corporation, 411 University Ridge, Suite D, Greenville, SC 29601, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a Stockholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the Stockholder or, if no instructions are indicated, will be voted “FOR” the election of our seven director nominees to the Board to serve for a one-year term expiring at the 2016 annual Stockholder meeting, “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accountant for Fiscal 2016, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the option of “every year” for future advisory votes on executive compensation, and and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

Delivery of Proxy Materials and Annual Report to Households

Stockholders who share the same last name and address may receive only one copy of this Proxy Statement unless we receive contrary instructions from any Stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of this Proxy Statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of this Proxy Statement, you may request that you receive only one copy. Please address requests for additional copies or fewer copies of proxy statements to Investor Relations at Scio Diamond Technology Corporation, 411 University Ridge, Suite D, Greenville, SC 29601, Attention: Investor Relations, or by telephone at (864) 751-4880.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on DECEMBER 2, 2015

You may obtain copies of our public filings, including this Proxy Statement, our 2015 Annual Report on Form 10-K, and the form of proxy relating to the Annual Meeting, without charge from our website at http://www.viewproxy.com/ScioDiamond/2015, or from the Securities and Exchange Commission’s (the “SEC’s”) website at www.sec.gov. You also may request a copy of these materials, without charge, by sending an e-mail to investorrelations@sciodiamond.com. Please make your request no later than November 23, 2015 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials. For meeting directions please call (864) 751-4880.

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CORPORATE GOVERNANCE

The Board currently consists of seven members, as determined in accordance with our. The names of the nominees being presented for consideration by the Stockholders (all of whom are incumbent directors), their ages, the years in which they became directors of the Company, and certain other information about them are set forth on the following pages. Proxies cannot be voted for a greater number of persons than the seven nominees. None of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary, or other affiliate of the Company.

Nominees for Election to the Board of Directors

The nominees for directors at the Annual Meeting are as follows:

James A. Korn Age 58	James Korn is a non-executive director of the Company and was appointed to the Board on May 27, 2014. Mr. Korn currently serves as the Chief Executive Officer of Temp-Air, Inc., a leading manufacturer of temporary industrial and commercial HVAC equipment. Prior to Temp-Air, Mr. Korn was the Chief Legal Officer of Deephaven Capital Management, a $4 billion dollar multi-strategy hedge fund in Minneapolis, Minnesota. As an attorney in private practice at Fredrikson & Byron, a 260-attorney law firm based in Minneapolis, Mr. Korn developed extensive experience in both mergers and acquisitions and in corporate finance. Mr. Korn received his B.A. in economics, magna cum laude, from Providence College and his J.D., cum laude, from the University of Minnesota Law School. Mr. Korn has served as CEO of Temp-Air, Inc. since 2007. Mr. Korn’s managing experience in the manufacturing sector and legal experience led us to the conclusion that he should serve as a director of the Company.

Karl V. Leaverton Age 59	Karl Leaverton is a non-executive director of the Company and was appointed to the Board on June 23, 2014. Most recently, from April 2012 to July 12, 2013 when it was sold, Mr. Leaverton was the President/Chief Executive Officer and a director of Seattle Northwest Securities Corporation, a broker-dealer specializing in public finance investment banking, sales and trading of fixed income and asset management (acquired by Piper Jaffray in July, 2013). Karl has been the Chairman of SNW Asset Management Corporation since July 2012, a fixed income portfolio manager with about $2.5 billion in assets under management. He has also been the principal of Blakely Management Company LLC from 1993 to present, providing business and management consulting for various companies and disciplines. Mr. Leaverton is the former President of the Private Client Group of RBC Wealth Management (January 2006 to April 2009), with management responsibility for more than 2,300 advisors and assets under administration in excess of $200 billion in assets. Karl has more than 30 years of financial services experience. He earned a BS in Chemical Environmental Science from the University of Puget Sound and completed the course work for a BA in Economics. He earned a Master of Science degree in Infrastructure Management from Stanford University. Mr. Leaverton’s business acumen and experience in finance led us to the conclusion that he should serve as a director of the Company.

Bruce M. Likly Age 51	Bruce Likly serves as non-executive vice-chairman of the Board and was appointed to the Board on June 16, 2014. Mr. Likly brings more than 25 years of technology, communications and management experience to Scio. Having begun his career at IBM and worked to help grow Sun Microsystems from $1 Billion in sales to more than $10 Billion, Mr. Likly has spent the last decade as Principal at Kovak-Likly Communications where his team helps companies develop and implement strategic sales, marketing and communications plans. This work previously included assisting Apollo Diamond, the company whose assets Scio Diamond Technology Corporation acquired in 2011. Mr. Likly’s marketing and business experience in growing companies led us to the conclusion that he should serve as a director of the Company.

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Gerald A. McGuire Age 54	Gerald McGuire is the President, Chief Executive Officer and a director of the Company and was appointed to the Board on May 27, 2014. Mr. McGuire brings over 25 years of semiconductor industry experience to Scio. The semi-conductor industry is expected to be a strong growth area for Scio in the years ahead. Mr. McGuire was most recently a Senior Vice President and General Manager of the Low-Voltage and Mid Power Analog Business at Fairchild Semiconductor. Prior to Fairchild Semiconductor, Mr. McGuire was the VP/GM of the Digital Signal Processing business at Analog Devices. He spent 23 years at Analog Devices in various technical, marketing and business roles. His specialties include: product marketing and branding, product development and strategy. Mr. McGuire has spent his career determining what global customers want and how to deliver it. From 2007 to 2010, Mr. McGuire served as Vice President of the Digital Signal Processing Division of Analog Devices, a global DSP and embedded processor business. From 2010 to 2013, Mr. McGuire was Senior VP of the Low Voltage and Mid Power Analog Business Unit of Fairchild Semiconductor, a global power semiconductor business. Mr. McGuire’s past experience in top-level management positions and his business acumen led us to the conclusion that he should serve as a director of the Company.

Bernard M. McPheely Age 63	Bern McPheely serves as non-executive chairman of the Board and was appointed to the Board on June 23, 2014. Mr. McPheely was a member of the Board from August 13, 2012 until Mr. McPheely resigned from the Board on May 13, 2013. Mr. McPheely recently retired in December 2012 as President of Hartness International after more than 35 years of service. A leader in total solutions to the packaging industry, Hartness provides equipment globally to more than 100 countries. From startup and under Bern’s guidance, Hartness was profitable every quarter since 1982. He spearheaded short and long term strategic planning, including four major company-wide transformations to reposition the Hartness value proposition, product portfolio and go-to-market strategy. Bern negotiated and executed the sale of Hartness to ITW (Illinois Tool Works) and was responsible for shepherding the transition from a family owned business to a public company. He has also been responsible for successful synergistic acquisitions. From 2000-2002 Bern was chairman of the PMMI ($6 billion member packaging association) and currently is on the Board of Directors of Dorner Manufacturing Corp. in Hartland Wisconsin. Bern was honored by Start Magazine as one of the top ten “CEO Visionaries Who Ignite Technology” and has briefed President Clinton and cabinet members on the state of US business. Bern previously worked with the US Department of Commerce. A graduate of The Thunderbird Graduate School of International Management, Bern also received his undergraduate degree from Albion College in Albion Michigan. Mr. McPheely’s past experience as a director of the Company, his business acumen and his potential to connect with investors led us to the conclusion that he should serve as a director of the Company.

Lewis T. Smoak Age 71	Lewis Smoak is a non-executive director of the Company and was appointed to the Board on June 23, 2014. Mr. Smoak is a founding partner of Ogletree, Deakins, Nash, Smoak & Stewart, which he helped establish in 1977. He has served on the law firm’s Board and Compensation and Pension Committees for more than 45 years during which time the firm grew from 16 to more than 700 attorneys and two offices to 46. He has extensive experience in the development and implementation of positive labor relations programs for clients in all regions of the country, including compliance with employment, labor, safety, and environmental laws. He is among the one percent of U.S. lawyers listed in The Best Lawyers in America, and has also been selected by his peers for inclusion in the ABA’s College of Labor and Employment Lawyers, and Chambers USA Leading Lawyers in America. Mr. Smoak is the author of three comprehensive nationwide labor relations studies in the construction industry. He has served on the Greenville (president) and South Carolina State Chambers of Commerce Board of Directors. He has served since 2002 as a member of South Carolina BIPEC’s Board and its Executive Committee since 2004. He served as Chairman of the Board of Supermarket Radio Network and negotiated its sale to Pop Radio and Heritage Media. He currently serves as chairman of the board of Zumur, LLC, a start-up internet search engine for consumer products He focuses community efforts on early childhood education issues, including service on United Way’s Success by Six Board, and chairing both Greenville County (2001-2003) and the State of South Carolina’s First Steps for School Readiness Board of Trustees (2003-2014). For his work in early childhood education, he was recognized and received the 2006 Ellis Island Medal of Honor. Mr. Smoak’s legal expertise as a practicing attorney led us to the conclusion that he should serve as a director of the Company.

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Benjamin Wolkowitz Age 70	Ben Wolkowitz is a non-executive director of the Company and was appointed to the Board on June 23, 2014. Mr. Wolkowitz has had an extensive career in finance and economics. Most recently he headed Madison Financial Technology Partners, a consulting firm that advised technology companies on how to position their products for the financial services industry. Previously he was a Managing Director at Morgan Stanley where he had several assignments in the Fixed Income Division over a sixteen-year career including running their financial futures brokerage operation, and a significant portion of the Fixed Income sales force. He also was the head of Fixed Income Research and prior to retiring, he managed a portfolio of Morgan Stanley invested technology companies. Before the New York phase of his career Mr. Wolkowitz was with the Board of Governors of the Federal Reserve System where he was in charge of Financial Studies, a department in the Division of Research and Statistics responsible for analyzing and advising Governors of the Board on financial markets and financial institutions. Mr. Wolkowitz had previously taught at Tulane University in the economics department and he was also a consultant to the Urban Institute in Washington, D.C. He has written and lectured extensively on both theoretical and applied topics in economics and finance in addition to co-authoring a book, Bank Capital. Mr. Wolkowitz has a BA cum laude from Queens College and a PhD in economics from Brown University. Currently he is a Town Council Member, Madison N.J. and a member of the Advisory Board of the Great Swamp Watershed Association. Mr. Wolkowitz’s extensive high-level regulatory experience and connections in the financial industry led us to the conclusion that he should serve as a director of the Company.

Attendance at Board, Committee and Annual Stockholders’ Meetings

During Fiscal 2015 the Board held 19 meetings. All of the directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.

Although we do not have a formal policy regarding attendance by members of the Board at our annual Stockholders’ meetings, directors are encouraged to attend our annual Stockholders’ meeting.

Code of Ethics and Business Conduct

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics and Business Conduct that is specifically applicable to our executive officers, including our principal executive officer and our principal financial officer. A copy of this Code of Ethics and Business Conduct is available without charge to Stockholders upon request to the Company at 411 University Ridge, Suite D, Greenville, SC 29601. We will disclose any future amendments to, or waivers from, provisions of our Code of Ethics on our website as promptly as practicable, as and to the extent required under and applicable stock market standards and applicable rules and regulations of the SEC.

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Board Leadership Structure and Role in Risk Oversight

We are continuing to develop our corporate governance practices and recognize board oversight as an essential component of strong corporate performance. Our Board has chosen Bern McPheely to serve as the non-executive chairman of the Board. Mr. McPheely has most recently been a director since June 23, 2014, and was a director from August 13, 2012 to May 13, 2013. Mr. McPheely is considered to be an “independent” director, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, and his business experience qualifies Mr. McPheely to guide the Board as its chairman. We believe it is the chairman’s responsibility to guide the Board as it provides oversight and strategic support to our executive management and that it is the president and chief executive officer’s responsibility to provide leadership and to manage the Company. In making its decision to have Mr. McPheely serve as chairman of the Board, the Board considered the time and attention that Mr. McGuire is required to devote to managing the day-to-day operations of the Company and the Board’s desire to minimize competing demands for his attention in order to allow Mr. McGuire to focus on his such responsibilities, particularly during the Company’s continued development. We believe the current Board leadership structure provides oversight and perspective to our business that is independent from executive management.

While the Board oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. With respect to day-to-day risk management, in its oversight role the Board seeks to satisfy itself that risk management policies and procedures designed and implemented by the Company’s executives are consistent with the Company’s business strategy and risk appetite, that these policies and procedures are functioning as intended, and that the Company has a culture of risk-aware and risk-adjusted decision making. The Board believes that the CEO and other Company executives are fully engaged in risk management. The Board believes that it is aware of and focused on the principal risks that underlie its risk oversight, including stockholder litigation, director conflicts of interests, and SEC reporting.

Committees of the Board of Directors

Audit Committee

The Company established an Audit Committee during the fiscal year. The members of the Audit Committee are Ben Wolkowitz, James Korn and Bruce Likly. Mr. Wolkowitz serves as chair of the committee. The Company believes Mr. Wolkowitz qualifies as an audit committee financial expert (as defined in Item 407 of Regulation S-K).

Compensation Committee

The Company established a Compensation Committee during the fiscal year to provide oversight and direction with respect to compensation of management. The members of the Compensation Committee are Lewis Smoak, Karl Leaverton and James Korn. Mr. Smoak serves as the Chair of the Compensation Committee. Decisions concerning the compensation structure of the Chief Executive Officer and the Chief Financial Officer are approved by the Board as a whole. The Board as a whole is responsible for administering the Company’s compensation plans, including the Scio Diamond Technology Corp. 2012 Share Incentive Plan (the “2012 Share Incentive Plan”).

Corporate Governance Committee

The Company established a Corporate Governance Committee during the fiscal year to provide oversight of the Company’s director nominating process and developing and maintaining corporate governance polices and related matters. The members of the Corporate Governance are Karl Leaverton, Bruce Likly, Bern McPheely and Lewis Smoak.

Director Independence

Our Board has determined that Messrs. McPheely, Korn, Leaverton, Likly, Smoak and Wolkowitz are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that the Board selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K. Our Board has determined that Mr. McGuire is not independent based on these criteria.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require our directors, executive officers and holders of more than 10 percent of our common stock to file reports of stock ownership and changes in ownership with the SEC. Based on the Section 16 reports filed by our directors, executive officers and greater than 10 percent beneficial owners, and written representations of our directors and executive officers, we believe there were no late or inaccurate filings for transactions occurring during the fiscal year ended March 31, 2015 except as follows:

Name	Number of Late Reports	Number of Late Transactions	Number of Missed Reports	Number of Missed Transactions
Edward S. Adams	0	0	1	1
Thomas P. Hartness	3	3	0	0
James Korn	1	1	0	0
Karl Leaverton	0	0	0	0
Bruce Likly	1	1	0	0
Robert Linares	0	0	1	1
Michael McMahon	0	0	0	0
Bernard McPheely	1	1	0	0
Michael Monahan	0	0	0	0
Jonathan Pfohl	1	1	0	0
Lewis Smoak	3	3	0	0
Theodorus Strous	1	1	1	1
Ben Wolkowitz	0	0	0	0

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EXECUTIVE COMPENSATION

The following table shows the compensation awarded to, earned by or paid to each individual who served as named executive officers during fiscal 2015. We had no executive officers serving as of March 31, 2015 other than our Chief Executive Officer and our Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus	Option Awards	All Other Compensation		Total

Gerald McGuire (1)	2015	$130,769	$—	$—	$56,540	(3)	$187,309
Chief Executive Officer	2014	—	—	—	—		—

Michael McMahon(2)	2015	$60,577	$—	$—	$319,308	(4)	$379,885
Former Chief Executive Officer	2014	250,000	—	—	—		250,000

Jonathan Pfohl	2015	$200,000	$—	$—	$36,000	(5)	$236,000
Chief Financial Officer	2014	200,000	—	—	36,000	(5)	236,000

(1)	Mr. McGuire was appointed President and Chief Executive Officer on July 11, 2014.
(2)	Mr. McMahon was terminated by the then Board of Directors without cause on June 12, 2014. The Company executed a severance agreement with Mr. McMahon on September 25, 2014.
(3)	Mr. McGuire was paid $20,000 for consulting services to the Company prior to his hiring on July 11, 2014. He was also provided $36,540 in temporary living expenses during the fiscal year ended March 31, 2015.
(4)	Includes cash and stock based compensation due Mr. McMahon under the severance agreement between the Company and Mr. McMahon dated September 25, 2014.
(5)	Includes $36,000 paid as allowances for temporary living expenses paid to Mr. Pfohl.

Narrative Disclosure to Summary Compensation Table

Current Executive Officers

Gerald McGuire. Gerald McGuire was appointed President, Chief Executive Officer and a director of the Company on July 11, 2014.  Mr. McGuire also serves as a director of the Company.

On March 31, 2015, the Company entered into an employment agreement with Mr. McGuire (the " McGuire Employment Agreement "). The terms of the McGuire Employment Agreement are summarized below.

The McGuire Employment Agreement provides that, subject to earlier termination as provided in the agreements, Mr. McGuire's employment as President and Chief Executive Officer will be for a term of three years, expiring on March 31, 2018.  Upon expiration of the initial term, and subject to earlier termination as provided in the agreement, the McGuire Employment Agreement will be automatically extended for successive one year renewal periods.

The McGuire Employment Agreement provides that Mr. McGuire will receive an annual base salary of $200,000, subject to periodic review and increase by the Compensation Committee of the Company's Board of Directors, in its discretion.  In addition, Mr. McGuire will receive a performance-based cash bonus under the Company's then-existing incentive bonus plan, the performance and other criteria applicable to which will be established and determined in accordance with such plan.  In order to receive his bonus, Mr. McGuire must be employed at the time the bonus is paid.

The McGuire Employment Agreement also provides Mr. McGuire with certain other compensation and benefits, including eligibility to participate in all employee benefit plans and programs made available from time to time to the Company's executive and management employees, paid time off, and reimbursement of reasonable and necessary out-of-pocket business, travel and entertainment expenses.

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Under the McGuire Employment Agreement, Mr. McGuire is entitled to receive severance benefits if his employment is terminated under certain circumstances.  In this regard, if Mr. McGuire's employment is terminated by the Company without "Cause" (as defined in the McGuire Employment Agreement), by Mr. McGuire for "Good Reason" (as defined in the McGuire Employment Agreement), other than for Cause in the 12 months following a "Change in Control" (as defined in the McGuire Employment Agreement), he will be entitled to the following severance benefits: (i) a cash payment equal to 1.0x base salary if Mr. McGuire has been employed for 24 months, but only .5x base salary if employed for less than 24 months, payable in a lump sum or ratably on a monthly basis over the 12-month period following termination; (ii) a pro rata portion, in cash, of the annual performance bonus Mr. McGuire would have earned for the fiscal year in which termination occurs if his employment had not ceased; and (iii) payment of accrued vacation time pursuant to Company policy and reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs.

If Mr. McGuire's employment is terminated by the Company for Cause or if Mr. McGuire voluntarily terminates his employment, he will be entitled to continue to participate in the Company's medical benefit plans to the extent required by law, and the Company will promptly pay Mr. McGuire his accrued salary and vacation pay, reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs.

If Mr. McGuire's employment is terminated by reason of death or disability, he or his estate will be entitled to continue to participate in the Company's medical benefit plans to the extent required by law, and the Company will promptly pay Mr. McGuire or his estate his accrued salary and vacation pay, reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs. In the case of disability, Mr. McGuire will also be entitled to a pro rata portion, in cash, of the annual performance bonus he would have earned for the fiscal year in which termination occurs if his employment had not ceased.

Mr. McGuire is bound by noncompetition provisions that restrict him from competing with the Company (with certain exceptions) for 12 months following the termination of his employment with the Company.  Mr. McGuire is also subject to non-solicitation restrictions with respect to Company customers and employees for a 24-month period.  Finally, Mr. McGuire is subject to confidentiality provisions protecting the Company's confidential business information from unauthorized disclosure.

The McGuire Employment Agreement did not include any stock based compensation for Mr. McGuire.

Jonathan Pfohl. Mr. Pfohl was appointed as our Chief Financial Officer on March 4, 2013.  On June 12, 2014, Mr. Pfohl was terminated without cause by the then Board.  Mr. Pfohl returned to the Company on June 25, 2014 as Chief Financial Officer.

On March 31, 2015, the Company entered into an employment agreement with Mr. Pfohl (the "Pfohl Employment Agreement"). The terms of the Pfohl Employment Agreement are summarized below.

The Pfohl Employment Agreement provides that, subject to earlier termination as provided in the agreements, Mr. Pfohl's employment as President and Chief Executive Officer will be for a term of three years, expiring on March 31, 2018.  Upon expiration of the initial term, and subject to earlier termination as provided in the agreement, the Pfohl Employment Agreement will be automatically extended for successive one year renewal periods.

The Pfohl Employment Agreement provides that Mr. Pfohl will receive an annual base salary of $200,000, subject to periodic review and increase by the Compensation Committee of the Company's Board of Directors, in its discretion.  In addition, Mr. Pfohl will receive a performance-based cash bonus under the Company's then-existing incentive bonus plan, the performance and other criteria applicable to which will be established and determined in accordance with such plan.  In order to receive his bonus, Mr. Pfohl must be employed at the time the bonus is paid.

The Pfohl Employment Agreement also provides Mr. Pfohl with certain other compensation and benefits, including eligibility to participate in all employee benefit plans and programs made available from time to time to the Company's executive and management employees, paid time off, and reimbursement of reasonable and necessary out-of-pocket business, travel and entertainment expenses.

Under the Pfohl Employment Agreement, Mr. Pfohl is entitled to receive severance benefits if his employment is terminated under certain circumstances.  In this regard, if Mr. Pfohl's employment is terminated by the Company without "Cause" (as defined in the Pfohl Employment Agreement), by Mr. Pfohl for "Good Reason" (as defined in the Pfohl Employment Agreement), other than for Cause in the 12 months following a "Change in Control" (as defined in the Pfohl Employment Agreement), he will be entitled to the following severance benefits: (i) a cash payment equal to 1.0x base salary if Mr. Pfohl has been employed for 24 months, but only .5x base salary if employed for less than 24 months, payable in a lump sum or ratably on a monthly basis over the 12-month period following termination; (ii) a pro rata portion, in cash, of the annual performance bonus Mr. Pfohl would have earned for the fiscal year in which termination occurs if his employment had not ceased; and (iii) payment of accrued vacation time pursuant to Company policy and reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs.

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If Mr. Pfohl's employment is terminated by the Company for Cause or if Mr. Pfohl voluntarily terminates his employment, he will be entitled to continue to participate in the Company's medical benefit plans to the extent required by law, and the Company will promptly pay Mr. Pfohl his accrued salary and vacation pay, reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs.

If Mr. Pfohl's employment is terminated by reason of death or disability, he or his estate will be entitled to continue to participate in the Company's medical benefit plans to the extent required by law, and the Company will promptly pay Mr. Pfohl or his estate his accrued salary and vacation pay, reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs. In the case of disability, Mr. Pfohl will also be entitled to a pro rata portion, in cash, of the annual performance bonus he would have earned for the fiscal year in which termination occurs if his employment had not ceased.

Mr. Pfohl is bound by noncompetition provisions that restrict him from competing with the Company (with certain exceptions) for 12 months following the termination of his employment with the Company.  Mr. Pfohl is also subject to non-solicitation restrictions with respect to Company customers and employees for a 24-month period.  Finally, Mr. Pfohl is subject to confidentiality provisions protecting the Company's confidential business information from unauthorized disclosure.

The Pfohl Employment Agreement did not include any stock based compensation for Mr. Pfohl.

Former Executive Officer

Michael W. McMahon In connection with his appointment as our Chief Executive Officer effective on February 1, 2013, Michael W. McMahon entered into an employment letter with us (the “McMahon Employment Letter”) that superseded the employment letter and change of control agreement he had previously entered into in connection with his employment as our Chief Operating Officer.  Under the McMahon Employment Letter, Mr. McMahon was paid a base annual salary of $249,999, subject to potential increases in connection with an annual salary review by the Board.

On June 11, 2014, Mr. McMahon was terminated without cause by the then Board.  Effective September 25, 2014 we entered into a Severance Agreement and General Release (the “Severance Agreement”) with Mr. McMahon pursuant to which we agreed to (i) pay Mr. McMahon a severance salary of $4,167 per month for 30 months starting from the date of his termination, (ii) grant Mr. McMahon Common Stock valued at 50% of Mr. McMahon’s base annual salary ($125,000), based on a stock price of $0.30, (iii) pay Mr. McMahon $2,000 per month for reimbursement of medical, dental, vision and Company-paid deductible insurance coverage for 13 months starting from the date of his termination, and (iv) award Mr. McMahon 100,000 restricted shares of Common Stock as a replacement for his vested options. These payments and benefits under the Severance Agreement are in final settlement of all wages and other payments owed to him, and any and all claims under the McMahon Employment Letter and in consideration of a release from Mr. McMahon of any claims against us arising in connection with the McMahon Employment Letter. Mr. McMahon received regular salary payments pursuant to the McMahon Employment Letter through his last day of employment with the Company.

Under the McMahon Employment Letter, Mr. McMahon was entitled during his term of employment to participate in all employee benefit plans and programs available to similarly situated employees (subject to eligibility) that we have in force from time to time, and was entitled to 20 days paid vacation each calendar year. Mr. McMahon was also entitled to options, granted on February 2, 2013 pursuant to the 2012 Share Incentive Plan, to purchase a total of 1,500,000 shares of Common Stock at $0.93 per share (the closing price of our Common Stock on the date of grant), which vested as follows: options to purchase 271,250 shares vested immediately upon commencement of employment; and options to purchase 234,375 shares vested upon the six-month anniversary of his start date.

Mr. McMahon’s Employment Letter provided that if Mr. McMahon’s employment was terminated for any reason other than for “Cause” (as defined in the McMahon Employment Letter) or his voluntary resignation, in exchange for a general release by Mr. McMahon of us and our officers, directors, employees, Stockholders, and agents from liability, as well as one-year non-solicitation and non-competition covenants from Mr. McMahon, Mr. McMahon would have been entitled to receive, for 12 months following his date of termination, (i) his base salary plus (ii) $2,000 per month to offset his potential medical, dental and life insurance expenses and any premiums required under COBRA comparable state law, each paid in accordance with our payroll and benefit policies.  In addition, we would also have (also in exchange for a general release by Mr. McMahon of us and our officers, directors, employees, Stockholders, and agents from liability) (1) extended the period during which Mr. McMahon may exercise his option with respect to any portion or all of his vested options to purchase shares to within 12 months following his date of separation, and (2) agreed not to exercise any right of repurchase. The McMahon Employment Letter provided that the options would have been exercisable for five years from the vesting date, subject to approval of the Board, provided that no options could have been exercised after 10 years following the date of grant.  Mr. McMahon would have also remained subject to the terms of our proprietary information and inventions agreement.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings held by our named executive officers at March 31, 2015. At March 31, 2015, there were no outstanding equity awards to any either of our named executive officers.

Outstanding Equity Awards at 2015 Fiscal Year-End

Option awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Gerald McGuire	—	—	$—	—

Jonathan M. Pfohl	—	—	$—	—

Director Compensation

The following table shows the compensation paid to individuals who served on our Board of Directors, none of whom are named executive officers, during the fiscal year ended March 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Edward S. Adams	$1,250	$—	$—	$1,250
James Korn	—	—	—	—
Karl Leaverton	—	—	—	—
Bruce Likly	—	—	—	—
Robert C. Linares	1.250	—	—	1,250
Bernard M. McPheely	—	—	—	—
Lewis Smoak	—	—	—	—
Theodorus Strous	1,250	—	—	1,250
Ben Wolkowitz	—	—	—	—

(1)	Includes board meeting and executive committee fees.
(2)	There were no option awards outstanding to any of directors at March 31, 2015.

After the change in our Board of Directors on June 23, 2014, our directors did not receive any compensation for serving on the board during the fiscal year ended March 31, 2015.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2015, the following individuals served on our Board of Directors:  Edward S. Adams, Bruce Likly, James Korn, Karl Leaverton, Robert C. Linares, Gerald McGuire, Bernard M. McPheely, Lewis Smoak, Theodorus Strous and Ben Wolkowitz.  Messrs. Adams, Linares and Strous resigned from the Board on June 23, 2014.

Mr. McPheely joined the Board on June 23, 2014 and previously served on the Board from August 13, 2012 until he resigned on May 13, 2013. In addition to serving on the Board of Directors, Mr. McGuire serves as the President and Chief Executive officer of the Company. No other director who served on our Board during the fiscal year ended March 31, 2015 is a former or current officer of the Company, or has other interlocking relationships, as defined by the SEC.

Related Party Transactions

During the fiscal year ended March 31, 2015, five directors of the Company participated in the Company’s private placement stock offering. Karl Leaverton purchased 333,333 shares for $100,000, Bruce Likly purchased 375,000 shares for $112,500, Lewis Smoak purchased 666,666 shares for $200,000, Bern McPheely purchased 133,333 shares for $40,000, and Ben Wolkowitz purchased 158,333 shares for $47,500.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 16, 2015, the beneficial ownership of the outstanding Common Stock by: (i) the persons or groups known to us to be the beneficial owners of more than 5% percent of the outstanding Common Stock; (ii) each of our named executive officers and current directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the Stockholders named in the table below has sole voting and dispositive power with respect to such shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percentage of Beneficial Ownership
Directors and Named Executive Officers

James Korn
411 University Ridge, Suite D, Greenville, SC 29601	—		—%

Karl Leaverton
411 University Ridge, Suite D, Greenville, SC 29601	333,333		0.5%

Bruce Likly
411 University Ridge, Suite D, Greenville, SC 29601	800,500		1.3%

Gerald McGuire
411 University Ridge, Suite D, Greenville, SC 29601	800,000	(3)	1.3%

Bernard McPheely
411 University Ridge, Suite D, Greenville, SC 29601	817,935	(4)	1.3%

Jonathan Pfohl
411 University Ridge, Suite D, Greenville, SC 29601	535,000	(3)	0.8%

Lewis Smoak
411 University Ridge, Suite D, Greenville, SC 29601	1,026,666		1.6%

Ben Wolkowitz 411 University Ridge, Suite D, Greenville, SC 29601	158,333		0.2%

All directors and named executive officers as a group (8 persons)	4,471,767		7.0%

Other 5% Stockholders
Edwards S. Adams 287 E. 6th Street, Suite 140, St. Paul, MN 55101	3,790,000	(5)	5.9%

Michael R. Monahan
4824 Thomas Avenue S, Minneapolis, MN 55410	3,756,188	(5)	5.9%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan and shares held by the named person’s spouse.
(2)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which that person has the right to acquire within 60 days following March 31, 2015. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following March 31, 2015, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Represents restricted stock granted company executive officers that vests on July 1, 2018.
(4)	Mr. McPheely owns 817,935 common shares issued through the Bernard M. McPheely Revocable Trust u/a DTD May 25, 2011.
(5)	Based on information contained in Schedule 13D filed with the SEC on February 13, 2015.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the sole equity compensation plan under which shares of the Company’s common stock may be issued as of March 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders:
2012 Share Incentive Plan	232,500	$0.35	4,767,500

Total	232,500	$0.35	4,767,500

The 2012 Share Incentive Plan was adopted by the Board on May 7, 2012.  The 2012 Share Incentive Plan permits the granting of stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.  Up to 5,000,000 shares of Common Stock are authorized for issuance pursuant to awards granted under the 2012 Share Incentive Plan to the Company’s directors, officers, employees and consultants providing bona fide services to or for the Company.

15

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our directors are elected annually by the Stockholders and serve until his or her successor is elected and qualified, unless he or she resigns or is removed earlier.  Our current directors are:

James A. Korn

Karl V. Leaverton

Bruce M. Likly

Gerald A. McGuire

Bernard M. McPheely

Lewis T. Smoak

Benjamin Wolkowitz

The directors will be elected by a plurality of the votes cast at the meeting. Stockholders do not have cumulative voting rights with respect to the election of directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. McGuire and Mr. Pfohl will vote your proxy to elect Messrs. Korn, Leaverton, Likly, McGuire, McPheely, Smoak and Wolkowitz. If any of these nominees are unable or fail to accept nomination or election (which we do not anticipate), Mr. McGuire and Mr. Pfohl will vote instead for a replacement to be recommended by the Board, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about our directors, including information regarding their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that such person should serve as a director of the Company.

JAMES A. KORN. James Korn is a non-executive director of the Company. Mr. Korn currently serves as the Chief Executive Officer of Temp-Air, Inc., a leading manufacturer of temporary industrial and commercial HVAC equipment. Prior to Temp-Air, Mr. Korn was the Chief Legal Officer of Deephaven Capital Management, a $4 billion dollar multi-strategy hedge fund in Minneapolis, Minnesota. As an attorney in private practice at Fredrikson & Byron, a 260-attorney law firm based in Minneapolis, Mr. Korn developed extensive experience in both mergers and acquisitions and in corporate finance. Mr. Korn received his B.A. in economics, magna cum laude, from Providence College and his J.D., cum laude, from the University of Minnesota Law School. Mr. Korn has served as CEO of Temp-Air, Inc. since 2007. Mr. Korn’s business and legal experience qualifies him to serve as a director.

KARL V. LEAVERTON. Karl Leaverton is a non-executive director of the Company and was appointed to the Board on June 23, 2014. Most recently, from April 2012 to July 12, 2013 when it was sold, Mr. Leaverton was the President/Chief Executive Officer and a director of Seattle Northwest Securities Corporation, a broker-dealer specializing in public finance investment banking, sales and trading of fixed income and asset management (acquired by Piper Jaffray in July, 2013). Karl has been the Chairman of SNW Asset Management Corporation since July 2012, a fixed income portfolio manager with about $2.5 billion in assets under management. He has also been the principal of Blakely Management Company LLC from 1993 to present, providing business and management consulting for various companies and disciplines. Mr. Leaverton is the former President of the Private Client Group of RBC Wealth Management (January 2006 to April 2009), with management responsibility for more than 2,300 advisors and assets under administration in excess of $200 billion in assets. Karl has more than 30 years of financial services experience. He earned a BS in Chemical Environmental Science from the University of Puget Sound and completed the course work for a BA in Economics. He earned a Master of Science degree in Infrastructure Management from Stanford University. Mr. Leaverton’s business acumen and experience in finance led us to the conclusion that he should serve as a director of the Company.

BRUCE M. LIKLY. Bruce Likly serves as non-executive vice-chairman of the Board. Mr. Likly brings more than 25 years of technology, communications and management experience to Scio. Having begun his career at IBM and worked to help grow Sun Microsystems from $1 Billion in sales to more than $10 Billion, Mr. Likly has spent the last decade as Principal at Kovak-Likly Communications where his team helps companies develop and implement strategic sales, marketing and communications plans. This work previously included assisting Apollo Diamond, the company whose assets Scio Diamond Technology Corporation acquired in 2011. Mr. Likly’s marketing and business experience qualifies him to serve as a director.

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GERALD A. McGUIRE. Gerald McGuire is the President, Chief Executive Officer and a director of the Company. Mr. McGuire brings over 25 years of semiconductor industry experience to Scio. The semi-conductor industry is expected to be a strong growth area for Scio in the years ahead. Mr. McGuire was most recently a Senior Vice President and General Manager of the Low-Voltage and Mid Power Analog Business at Fairchild Semiconductor. Prior to Fairchild Semiconductor, Mr. McGuire was the VP/GM of the Digital Signal Processing business at Analog Devices. He spent 23 years at Analog Devices in various technical, marketing and business roles. His specialties include: product marketing and branding, product development and strategy. Mr. McGuire has spent his career determining what global customers want and how to deliver it. From 2007 to 2010, Mr. McGuire served as Vice President of the Digital Signal Processing Division of Analog Devices, a global DSP and embedded processor business From 2010 to 2013, Mr. McGuire was Senior VP of the Low Voltage and Mid Power Analog Business Unit of Fairchild Semiconductor, a global power semiconductor business.

BERNARD M. McPHEELY. Bern McPheely serves as non-executive chairman of the Board. Mr. McPheely recently retired in December 2012 as President of Hartness International after more than 35 years of service.  A leader in total solutions to the packaging industry, Hartness provides equipment globally to more than 100 countries.  From startup and under Bern’s guidance, Hartness was profitable every quarter since 1982. He spearheaded short and long term strategic planning, including four major company-wide transformations to reposition the Hartness value proposition, product portfolio and go-to-market strategy. Bern negotiated and executed the sale of Hartness to ITW (Illinois Tool Works) and was responsible for shepherding the transition from a family owned business to a public company. He has also been responsible for successful synergistic acquisitions. From 2000-2002 Bern was chairman of the PMMI ($6 billion member packaging association) and currently is on the Board of Directors of Dorner Manufacturing Corp. in Hartland Wisconsin. Bern was honored by Start Magazine as one of the top ten “CEO Visionaries Who Ignite Technology” and has briefed President Clinton and cabinet members on the state of US business. Bern previously worked with the US Department of Commerce. A graduate of The Thunderbird Graduate School of International Management, Bern also received his undergraduate degree from Albion College in Albion Michigan. Mr. McPheely was a member of the Board from August 13, 2012 until Mr. McPheely resigned from the Board on May 13, 2013. Mr. McPheely’s business experience qualifies him to serve as a director.

LEWIS T. SMOAK.  Lewis Smoak is a non-executive director of the Company.  Mr. Smoak is a founding partner of Ogletree, Deakins, Nash, Smoak & Stewart, which he helped establish in 1977. He has served on the law firm’s Board and Compensation and Pension Committees for more than 45 years during which time the firm grew from 16 to more than 700 attorneys and two offices to 46.    He has extensive experience in the development and implementation of positive labor relations programs for clients in all regions of the country, including compliance with employment, labor, safety, and environmental laws.  He is among the one percent of U.S. lawyers listed in The Best Lawyers in America, and has also been selected by his peers for inclusion in the ABA’s College of Labor and Employment Lawyers, and Chambers USA Leading Lawyers in America. Mr. Smoak is the author of three comprehensive nationwide labor relations studies in the construction industry.  He has served on the Greenville (president) and South Carolina State Chambers of Commerce Board of Directors.  He has served since 2002 as a member of South Carolina BIPEC’s Board and its Executive Committee since 2004.  He served as Chairman of the Board of Supermarket Radio Network and negotiated its sale to Pop Radio and Heritage Media. He currently serves as chairman of the board of Zumur, LLC, a start-up internet search engine for consumer products  He focuses community efforts on early childhood education issues, including service on United Way’s Success by Six Board, and chairing both Greenville County (2001-2003) and the State of South Carolina’s First Steps for School Readiness Board of Trustees (2003-2014).  For his work in early childhood education, he was recognized and received the 2006 Ellis Island Medal of Honor.  Mr. Smoak’s legal expertise as a practicing attorney qualifies him to serve as a director.

BENJAMIN WOLKOWITZ. Ben Wolkowitz is a non-executive director of the Company. Mr. Wolkowitz has had an extensive career in finance and economics. Most recently he headed Madison Financial Technology Partners, a consulting firm that advised technology companies on how to position their products for the financial services industry. Previously he was a Managing Director at Morgan Stanley where he had several assignments in the Fixed Income Division over a sixteen-year career including running their financial futures brokerage operation, and a significant portion of the Fixed Income sales force. He also was the head of Fixed Income Research and prior to retiring, he managed a portfolio of Morgan Stanley invested technology companies. Before the New York phase of his career Mr. Wolkowitz was with the Board of Governors of the Federal Reserve System where he was in charge of Financial Studies, a department in the Division of Research and Statistics responsible for analyzing and advising Governors of the Board on financial markets and financial institutions. Mr. Wolkowitz had previously taught at Tulane University in the economics department and he was also a consultant to the Urban Institute in Washington, D.C. He has written and lectured extensively on both theoretical and applied topics in economics and finance in addition to co-authoring a book, Bank Capital. Mr. Wolkowitz has a BA cum laude from Queens College and a PhD in economics from Brown University. Currently he is a Town Council Member, Madison N.J. and a member of the Advisory Board of the Great Swamp Watershed Association. Mr. Wolkowitz’s financial experience qualifies him to serve as a director.

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Vote Required

To be elected as a director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the Stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The Board recommends that you vote FOR the election of each of James Korn, Karl Leaverton, Bruce Likly, Gerald McGuire, Bern McPheely, Lewis Smoak and Ben Wolkowitz as directors of the Company.

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PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Although we are not required to seek Stockholder ratification on the selection of our accountants, we believe obtaining Stockholder ratification is desirable. In the event the appointment of Cherry Bekaert LLP is not ratified by the required vote, we will re-evaluate the engagement of our independent auditors. Even if the Stockholders do ratify the appointment, our Board has the discretion to appoint a different independent registered public accounting firm at any time during the year if we believe that such a change would be in the best interest of the Company and our Stockholders. We expect that representatives from Cherry Bekaert LLP will attend the meeting with an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from Stockholders.

Audit and Related Fees.

The following table shows the fees that we incurred for services performed in Fiscal 2015 and 2014:

	Fiscal Year Ended March 31,
	2015	2014
Audit Fees	$112,204	$80,000
Audit-Related Fees	—	—
Tax Fees	8,575	7,500
All Other Fees	—	—
Total	$120,779	$87,500

Audit Fees. This category includes the aggregate fees billed for professional services rendered by the independent auditors during Fiscal 2015 and 2014 for the audit of the Company’s annual financial statements, quarterly reports on Form 10-Q, and SEC registration statements.

Audit Related Fees. This category includes the aggregate fees billed for professional services rendered by the independent auditors during the Company’s 2015 and 2014 fiscal years for other audit related services.

Tax Fees. This category includes aggregate fees billed for professional services rendered by the independent auditors during the Company’s 2015 and 2014 fiscal years for preparation of tax returns and related advisory services.

Oversight of Accountants; Approval of Accounting Fees. The Company’s Audit Committee approved the accounting services and fees reflected in the table for the fiscal year ended March 31, 2015. For the prior fiscal year, the fees were approved by the whole Board of Directors, and none of the services were performed by individuals who were not employees.

Vote Required

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board recommends that Stockholders vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

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PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution to enable our Stockholders to approve, on a discretionary and non-binding basis, the compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our Stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the Stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s compensation tables and the related narrative disclosure in the Company’s Proxy Statement.”

This vote is advisory, and therefore nonbinding. In considering their vote, Stockholders are encouraged to read the the compensation tables disclosed above and the related narrative disclosure. The Board expects to take into account the outcome of the vote when considering future executive compensation decisions to the extent it can determine the cause or causes of any significant negative voting results.

Our executives want to create a successful company. We believe that our compensation program rewards sustained performance that is aligned with long-term stockholder interests.

Vote Required

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF

A FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing Stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our Stockholders to recommend, on a discretionary and non-binding basis, whether a non-binding stockholder vote on executive compensation should occur every one, two or three years.

After careful consideration, the Board believes that a frequency of “every year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. We believe that this frequency is appropriate as an annual vote would provide the Company with sufficient time to engage with Stockholders to understand and respond to the “say-on-pay” vote results. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to section titled “Communications with the Board” beginning on page 23 for information about communicating with the Board.

The proxy card and the Internet submission procedures each provide Stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, Stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to the resolution set forth below.

“Resolved, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a Stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as disclosed at the time.

Vote Required

Generally, if a quorum is present at the Annual Meeting, the vote of shares of Common Stock cast in favor of a proposal must exceed the votes cast against the proposal in order to approve matters presented to the Stockholders. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Stockholders.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the option of “every year” for holding a future advisory vote on executive compensation.

21

INCORPORATION BY REFERENCE;

WHERE TO FIND MORE INFORMATION

The SEC allows us to incorporate by reference information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. Information in this Proxy Statement updates and, in some cases, supersedes information incorporated by reference from documents that we have filed with the SEC prior to the date of this Proxy Statement, while information that we file later with the SEC will automatically update and, in some cases, supersede the information in this Proxy Statement.

The following documents and information previously filed with the SEC are incorporated by reference into this Proxy Statement:

•	our Annual Report on Form 10−K/A for Fiscal 2015, filed with the SEC on July 29, 2015.

Our 2015 Annual Report on Form 10-K/A for Fiscal 2015, which includes our audited consolidated financial statements for Fiscal 2015, accompanies this Proxy Statement. We will provide, without charge, additional copies of our 2015 Annual Report to any Stockholder upon receipt of a written request, addressed to us at:

Scio Diamond Technology Corporation

411 University Ridge, Suite D

Greenville, SC 29601

Attention: Investor Relations

Our 2015 Annual Report is also available electronically at http://investors.sciodiamond.com/investors/financial-information/annual-reports/default.aspx

OTHER MATTERS

The Board knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

COMMUNICATIONS WITH THE BOARD

The Board welcomes communications from Stockholders. Generally, Stockholders who have questions or concerns should contact our Investor Relations department at (864) 751-4880 or via electronic mail at investorrelations@sciodiamond.com. Stockholders and other interested parties may contact any member (or all members) of the Board, the non-management directors as a group, any committee of the Board or any chairperson of any such committee by mail or electronic mail. To communicate with the Board, any individual director, the non-management group or any committee of directors by mail, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title and sent to Scio Diamond Technology Corporation, Attention Investor Relations, 411 University Ridge, Suite D, Greenville, SC 29601. To communicate with any of our directors electronically, Stockholders should send an email addressed to the Board or any such individual directors or group or committee of directors by either name or title to investorrelations@sciodiamond.com.

All communications received as set forth in the preceding paragraph will be opened by the Investor Relations department for the sole purpose of determining whether the contents represent a message to our directors. The Investor Relations department will forward copies of all correspondence that, in the opinion of the Investor Relations department, deal with the functions of the Board or its committees or that it otherwise determines requires the attention of any member, group or committee of the Board.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Under the rules and regulations of the SEC, Stockholder proposals intended to be presented in our proxy statement for the annual meeting of Stockholders to be held in 2016 must be received at our principal executive offices at 411 University Ridge, Suite D, Greenville, SC 29601, no later than July 2, 2016 in order to be considered for inclusion in our proxy statement for such meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies. In order to be considered for inclusion in our proxy statement, the proposal must comply in all respects with the rules and regulations of the SEC and our Bylaws.

22

SCIO DIAMOND TECHNOLOGY CORPORATION

Proxy for the Annual Meeting of Stockholders, December 2, 2015.

This Proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Stockholders

to be held on December 2, 2015, at 4:00 p.m. Eastern time,

at the Global Trade Park, 200 Fairforest Way, Greenville, SC 29607

The undersigned, revoking all prior Proxies, hereby appoints Gerald McGuire and Jonathan Pfohl, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Common Shares of the undersigned in Scio Diamond Technology Corporation at the Annual Meeting of Stockholders to be held on December 2, 2015, and any adjournments or postponements thereof upon the matters stated on the reverse side and in the manner designated on the reverse side of this card.

Your vote is important. You may vote your proxy in accordance with the instructions on the reverse side. If you do not submit a proxy or attend the meeting and vote in person, shares that you own directly cannot be voted.

(Continued and to be signed on the reverse side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at

http://www.viewproxy.com/ScioDiamond/2015

Please mark your votes like this ☒
The Board of Directors recommends you vote FOR the following:				The Board of Directors recommends you vote FOR proposals 2 and 3, and for “1 Year” on proposal 4:
1. To elect seven directors to serve on the Company’s Board of Directors until the 2016 Annual Meeting of Stockholders:				2. To approve, on an advisory basis, the compensation of the Company’s named executive officers
Nominees:	FOR	WITHHOLD	FOR ALL	☐ FOR ☐ AGAINST ☐ ABSTAIN
01 James A. Korn	ALL	AUTHORITY	EXCEPT	3. To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accountant for the fiscal year ending March 31, 2016
02 Karl V. Leaverton		FOR ALL
03 Bruce M. Likly	☐	☐	☐
04 Gerald A. McGuire				☐ FOR ☐ AGAINST ☐ ABSTAIN
05 Bernard M. McPheely				4. To approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation
06 Lewis T. Smoak
07 Benjamin Wolkowitz				☐ 1 YR ☐ 2 YRS ☐ 3 YRS ☐ ABSTAIN

Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.	NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS OF THE COMPANY, FOR PROPOSALS 2 AND 3, AND FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE OPTION OF “EVERY YEAR” ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date: , 2015

CONTROL NUMBER
Signature

Signature (if held jointly)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

Dear Shareholder,

Fiscal 2015 was one of immense change at Scio. Virtually all aspects of our organization and business experienced change and improvement as we positioned the company to capture a share of the emerging gem and industrial markets for lab-grown diamonds.

We achieved many key milestones in FY 2015:

•	Reached a settlement between the Adams Board and the Save Scio Group
•	Installed a new and independent Board of Directors
•	Brought in a new CEO from the semiconductor industry
•	Established new governance principles
•	Raised capital to double production capacity
•	Developed an investment relationship to support further expansion
•	Established a joint venture with the intent to move into the fancy pink diamond market
•	Completed product development of fancy pink diamonds
•	Introduced Scio’s first gem retail sales program with Helzberg Diamonds
•	Began product development cycle of white diamonds
•	Created and deployed a new web site to inform shareholders and customers

Production improved in both the size and number of crystals, as measured by pink diamond rough produced in FY 2015. Our average crystal size increased to greater than 3.5 carats and production pink yields rose by 125% percent. Early sales in the pink gem market validated our financial model and verified excellent gross margin in this segment. While sales of our pink gems were slower than anticipated, we are in a good position to supply high quality pink rough as this market segment develops.

Toward the end of the year, with the pink development completed, we shifted our focus to white diamond recipes. Our targets are near colorless grades without treatment after growth, three to five carat crystals and high yields.

Awareness of lab-grown diamonds as an alternative to mined diamonds continues to grow, as does the market for lab-grown diamonds, which was estimated by Frost and Sullivan’s 2014 market assessment at 50 percent compound annual growth through 2018. Optically, chemically and physically identical to mined diamonds, our diamonds offer advantages of cost, as well as ecological friendliness for the socially conscious. Many consumers are finding lab-grown diamonds to be a viable choice for their diamond purchases.

The potential market opportunity for Scio remains substantial. Completing the white diamond product development and further developing the fancy pink diamond market are the keys to our turning the corner in FY 2016.

On behalf of our Board of Directors, employees and partners, thank you for your continued support.

Sincerely,

Bernard McPheely

Chairman of the Board of Directors

Gerald McGuire

President and Chief Executive Officer